UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

GAMESTOP CORP.
(Name of Registrant as Specified in Its Charter)

HESTIA CAPITAL PARTNERS LP HESTIA CAPITAL MANAGEMENT, LLC KURTIS J. WOLF PERMIT CAPITAL ENTERPRISE FUND, L.P. PERMIT CAPITAL, LLC PERMIT CAPITAL GP, L.P. JOHN C. BRODERICK ADAM DUKOFF PAUL J. EVANS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Hestia Capital Partners LP (“Hestia LP”) and Permit Capital Enterprise Fund, L.P. (“Permit Enterprise”), together with the other participants named herein (collectively, the “Stockholder Group”), have filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of GameStop Corp., a Delaware corporation (the “Company”).

On April 6, 2020, the Stockholder Group issued the following press release and posted it to https://www.RestoreGameStop.com:

Investor Group Files Preliminary Proxy Statement Relating to the Election of Two Stockholder-Aligned Directors at GameStop's 2020 Annual Meeting

Issues Important Note to Stockholders to Ensure Shares Are Voteable at the Annual Meeting

April 6, 2020 - Pittsburgh -- Hestia Capital Partners LP, Permit Capital Enterprise Fund, L.P. and their affiliates (the “Investor Group”), who beneficially own approximately 7.5% of the outstanding common stock of GameStop Corp. (NYSE: GME), announced today that they have filed a preliminary proxy statement with the SEC in conjunction with the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”), which is expected to take place in mid-June. In addition, due to the high short interest in GameStop’s stock, the Investor Group provided guidance to stockholders about how to ensure their shares will be voted at the 2020 Annual Meeting.

Stockholders can review the Investor Group’s materials and other important information at www.RestoreGameStop.com

IMPORTANT NOTE TO GAMESTOP STOCKHOLDERS REGARDING VOTING THEIR SHARES AT THE 2020 ANNUAL MEETING:

GameStop stockholders who have loaned, pledged or hypothecated any of their Common Stock may not be able to vote their shares unless such shares are returned to their accounts before the record date.  Due to the short interest in GameStop, it is possible that stockholders are not aware that their stock has been loaned by their broker.  According to information GameStop has provided to custodial banks, brokers and other intermediaries, we believe GameStop has set a record date of Monday, April 20 for the 2020 Annual Meeting.    Since shares on loan cannot be voted, it is imperative that stockholders who wish to vote at the 2020 Annual Meeting make certain they have their shares in proper voting order before the record date.  It is important to know that this process may take several days to complete. Stockholders can call Saratoga Proxy Consulting LLC at (212) 257-1311 or (888) 368-0379 if they have any questions with this process.

About Hestia Capital

Hestia Capital is a long term focused, deep value investment firm that typically makes long-term investments in a narrow selection of companies facing company-specific, and/or industry, disruptions. Hestia seeks to leverage its General Partner's expertise in competitive strategy and capital markets to identify attractive situations within this universe of disrupted companies. These companies are often misunderstood by the general investing community and provide the 'price dislocations' which allows Hestia to identify, and invest in, highly attractive risk/reward investment opportunities.

About Permit Capital Enterprise Fund

The Permit Capital Enterprise Fund, through its management company, follows an investing philosophy that seeks to identify securities trading at a discount to intrinsic value. The investment approach is bottom-up and focused on the valuation of the securities of individual issuers. The management company’s assessment of intrinsic value is based on its own fundamental research as well as numerous sources of publicly available information.

Contacts:
Kurt Wolf at 724-687-7842
John Broderick at 610-941-5025

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Hestia Capital Partners LP (“Hestia LP”) and Permit Capital Enterprise Fund, L.P. (“Permit Enterprise”), together with the other participants named herein (collectively, the “Stockholder Group”), have filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of GameStop Corp., a Delaware corporation (the “Company”).

THE STOCKHOLDER GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Hestia LP, Hestia Capital Management, LLC (“Hestia LLC”), Kurtis J. Wolf, Permit Enterprise, Permit Capital, LLC (“Permit LLC”), Permit Capital GP, L.P. (“Permit GP”), John C. Broderick, Adam Dukoff and Paul J. Evans.

As of the date hereof, Hestia LP beneficially owns directly 934,600 shares of Class A common stock, par value $0.001 per share (the “Common Stock”), of the Company. Hestia LLC, as the general partner of Hestia LP, may be deemed to beneficially own the 934,600 shares of Common Stock of the Company directly owned by Hestia LP and an additional 402,500 shares of Common Stock of the Company held in certain separately managed accounts. Mr. Wolf, as the Managing Member of Hestia LLC, may be deemed to beneficially own the 934,600 shares of Common Stock of the Company directly owned by Hestia LP and an additional 402,500 shares of Common Stock of the Company held in certain separately managed accounts. In addition, Mr. Wolf is deemed to beneficially own 21,400 shares of Common Stock that are beneficially owned directly by Mr. Wolf, his wife and various trusts for the benefit of his children.

As of the date hereof, Permit Enterprise beneficially owns directly 2,828,536 shares of Common Stock. Permit GP, as the general partner of Permit Enterprise, may be deemed to beneficially own the 2,828,536 shares of Common Stock of the Company directly owned by Permit Enterprise. Permit LLC, as the investment manager of Permit Enterprise, may be deemed to beneficially own the 2,828,536 shares of Common Stock of the Company directly owned by Permit Enterprise. John C. Broderick, as a Partner of Permit LLC with sole voting and dispositive power over such shares, may be deemed to beneficially own the 2,828,536 shares of Common Stock of the Company directly owned by Permit Enterprise. In addition, Mr. Broderick beneficially owns directly 576,645 shares of Common Stock of the Company, which includes 3,825 shares of Common Stock of the Company that are beneficially owned directly by his wife.

As of the date hereof, Mr. Dukoff beneficially owns directly 48,900 shares of Common Stock of the Company. As of the date hereof, Mr. Evans beneficially owns directly 5,000 shares of Common Stock of the Company.

Source:

Hestia Capital Management, LLC & Permit Capital Enterprise Fund, L.P.